                        MERRILL LYNCH LIFE INSURANCE COMPANY

                      GUARANTEED MINIMUM INCOME BENEFIT RIDER

The Rider Effective Date is shown on the Guaranteed Minimum Income Benefit ("GMIB") Schedule.

ELECTION OF THIS RIDER IS IRREVOCABLE. IT MAY ONLY BE CANCELLED AS PROVIDED IN THE TERMINATION PROVISION BELOW.

This Rider is part of, and subject to, the other terms and conditions of the Contract to which it is attached.


DEFINITION OF "ATTAINED AGE"
For purposes of this Rider, the Attained Age of an individual is that person's age on the Contract Anniversary on or following his or her birthday.


GUARANTEED MINIMUM INCOME BENEFIT
This Rider provides for payment of a guaranteed minimum monthly fixed income during the lifetime of the Annuitant or joint lifetime of the Annuitants. On the date you exercise the GMIB we determine the amount of monthly income as follows:

(1) We deduct the following from the Benefit Base as of the date you exercise this benefit:
     (a) any remaining Contingent Deferred Sales Charge; and
     (b) any applicable premium taxes.
     We apply this amount to the annuity purchase rates for the selected Annuity Option based on the Attained Ages of the Annuitants. The applicable Annuity Option Tables are attached to this Rider.

(2) We also determine the amount of monthly income payable for the selected Annuity Option by applying your Contract Value to the annuity purchase rates we are using on that date under the terms of the Contract. These rates will not be less favorable than those shown in the Annuity Option Tables included in the Contract to which this Rider is attached.

We will pay you the greater of the monthly income amounts calculated in (1) and
(2) above.


CONDITIONS FOR EXERCISING BENEFIT
1. You may not exercise the GMIB prior to the end of the Waiting Period. The Waiting Period and your First Exercise Date are shown on the GMIB Schedule.
2. You must exercise the GMIB on a Contract Anniversary or within the 30 day period immediately following a Contract Anniversary. If you annuitize at any other time, the GMIB will not apply.
3. You must exercise the GMIB on or prior to the Last Exercise Date shown on the GMIB Schedule.
4. You must apply your entire Contract Value under one of the Annuity Options shown on the GMIB Schedule.


BENEFIT BASE
THE BENEFIT BASE IS USED SOLELY FOR THE PURPOSE OF CALCULATING THE GUARANTEED MINIMUM INCOME BENEFIT AND DOES NOT ESTABLISH OR GUARANTEE A CONTRACT VALUE, CASH VALUE OR A MINIMUM RETURN FOR ANY INVESTMENT OPTION.

The Benefit Base is equal to (a) minus (b) where:

(a) is the sum of all premiums paid with interest on them from the date received compounded daily at the annual Benefit Base Interest Rate shown on the GMIB Schedule; and
(b) is the sum of all "adjusted withdrawals" from the Contract, with interest on them from the date of each withdrawal compounded daily at the Benefit Base Interest Rate shown on the GMIB Schedule.

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

For purposes of compounding interest in (a) and (b) above, such interest shall accrue until the earlier of the date the GMIB Benefit is exercised or the Annuitant's Attained Age shown under Benefit Base Interest Rate on the GMIB Schedule.

Each "adjusted withdrawal" is equal to:
(1)  the amount by which such withdrawal reduces the Contract Value times
(2)  {(A) divided by (B)} but not less than 1.0, where:
     (A)is the Benefit Base prior to the withdrawal, and
     (B)is the Contract Value prior to the withdrawal.

If this Rider is added after the Contract Issue Date, the Benefit Base is initially equal to the Contract Value on the Rider Effective Date. Subsequent premiums and withdrawals will affect the Benefit Base as described above.

ANNUITY OPTIONS AVAILABLE ON EXERCISE
The Annuity Options available on exercise of the GMIB are shown on the GMIB Schedule and are described in the Contract to which this Rider is attached. The GMIB will not apply if you select a different Annuity Option.


ANNUITY PURCHASE RATES
The annuity purchase rates in the Annuity Option Tables attached to this Rider show, for each $1000 of Benefit Base applied, the dollar amount of the monthly income payment for selected ages. The interest rates and mortality tables used to determine the annuity purchase rates are described in the attached tables. Annuity purchase rates for ages not shown will be provided upon request.


FEE FOR GUARANTEED MINIMUM INCOME BENEFIT RIDER
We charge a fee for the GMIB. This fee compensates us for the risks we assume in providing this benefit. The Rider Fee annual percentage is shown on the GMIB Schedule under Rider Fee. The amount of the fee is equal to the Benefit Base multiplied by the Rider Fee percentage adjusted for the number of days since the last deduction of the Rider Fee or the Rider Effective Date, if later. It accrues daily and is deducted from the Contract Value on the dates shown on the GMIB Schedule. The fee is withdrawn from each subaccount in the same proportion that the value of each subaccount bears to the total Contract Value on the date it is withdrawn.


CHANGE OF ANNUITANT
Any restrictions applicable to changing the Annuitant are listed on the GMIB Schedule.


TERMINATION
The Rider will terminate upon the earliest of:
1.   the Last Exercise Date shown on the GMIB Schedule;
2.   full withdrawal (surrender) of the Contract Value;
3. annuitization under the terms of the Contract to which this Rider is attached; or
4.   exercise of the Guaranteed Minimum Income Benefit under this Rider.


MINIMUM NUMBER OF INVESTMENT OPTIONS REQUIRED
The minimum number of investment options which must be selected is shown on the GMIB Schedule under Minimum Number of Investment Options.

                                        MERRILL LYNCH LIFE INSURANCE COMPANY

                                        BY:  (SIGNATURE OF BARRY G. SKOLNICK)
                                             --------------------------------
                                             SECRETARY

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                GUARANTEED MINIMUM INCOME BENEFIT ("GMIB") SCHEDULE


MERRILL LYNCH LIFE INSURANCE COMPANY    Contract Number:       M999999999
Service Center:                         Current Date:          February 26, 1999
P. O. Box 44222
Jacksonville, FL  32231-4222            Financial Consultant:
1-800-535-5549                          SCOTT C ANDRESS

--------------------------------------------------------------------------------
 OWNER INFORMATION
--------------------------------------------------------------------------------
 OWNER NAME:  JOHN DOE                   CO-OWNER:  JANE DOE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 ANNUITANT INFORMATION
--------------------------------------------------------------------------------
 ANNUITANT NAME:  JOHN DOE               CO-ANNUITANT:  JANE DOE


 ATTAINED AGE:  65                       ATTAINED AGE:  64
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  GUARANTEED MINIMUM INCOME BENEFIT INFORMATION
--------------------------------------------------------------------------------
 RIDER EFFECTIVE DATE:        February 24, 1999


 WAITING PERIOD:              8 years from Rider Effective Date

 FIRST EXERCISE DATE:         February 24, 2007

 LAST EXERCISE DATE:          March 22, 2019

 ANNUITY OPTIONS AVAILABLE
 ON EXERCISE DATE:            / /   Life with 10 Years Certain
                              / /   Joint Life with 10 Years Certain

 BENEFIT BASE INTEREST RATE:  5% annual rate until older Annuitant's Attained
                              Age 80; 0% thereafter

 RIDER FEE:                   .30% annual rate
                              / /  Deducted in 2 installments on June 30 and
                                   December 31 of each year, upon full
                                   withdrawal or annuitization and 30 days
                                   following older Annuitant's Attained Age 85

 ANNUITANT CHANGES:                The Annuitant may only be changed to an
                                   individual who is the same age or younger than the older current Annuitant

 MINIMUM NUMBER OF
 INVESTMENT OPTIONS:               No restriction
--------------------------------------------------------------------------------

  THIS BENEFIT IS IRREVOCABLE AND CANNOT BE TERMINATED PRIOR TO ANNUITIZATION OR
                     TERMINATION OF THE CONTRACT LISTED ABOVE

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                         MERRILL LYNCH LIFE INSURANCE COMPANY

                         ANNUITY OPTION TABLES FOR GMIB RIDER
                 AMOUNT OF MONTHLY PAYMENT PER $1000 OF BENEFIT BASE

The annuity purchase rate used depends upon the sex and Attained Ages of the Annuitant and Co-Annuitant, if any. Annuity purchase rates are based on the adjusted 1983 Individual Annuity Table "a" with interest at an annual rate of 2 1/2%.

OPTION 1: LIFE ANNUITY WITH A 10-YEAR PERIOD CERTAIN


--------------------------------------------------------------------------------

 ----------------------     ----------------------      ----------------------
  Age of                     Age of                      Age of
 Annuitant Female  Male     Annuitant Female  Male      Annuitant Female Male
 ----------------------     ----------------------      ----------------------
     56     3.57   3.91        66     4.34   4.85         76      5.65   6.33
     57     3.63   3.99        67     4.44   4.97         77      5.83   6.51
     58     3.70   4.06        68     4.55   5.10         78      6.01   6.69
     59     3.76   4.15        69     4.66   5.23         79      6.19   6.87
     60     3.83   4.23        70     4.78   5.37         80      6.39   7.05
     61     3.91   4.32        71     4.91   5.52         81      6.58   7.23
     62     3.98   4.42        72     5.04   5.67         82      6.79   7.41
     63     4.07   4.52        73     5.18   5.83         83      6.99   7.59
     64     4.15   4.62        74     5.33   5.99         84      7.20   7.76
     65     4.24   4.73        75     5.49   6.16         85      7.40   7.93
 ----------------------     ----------------------      ---------------------
--------------------------------------------------------------------------------

OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY WITH A 10-YEAR PERIOD CERTAIN


--------------------------------------------------------------------------------

  --------------------------------------------------------------------------
  Adjusted
   Female                           Adjusted Male Age
     Age      50      55       60      65      70       75      80       85
  --------------------------------------------------------------------------
     50      3.06    3.17     3.26    3.35    3.41     3.46    3.49     3.52
     55      3.12    3.26     3.40    3.53    3.63     3.71    3.77     3.81
     60      3.17    3.34     3.52    3.70    3.86     4.00    4.10     4.17
     65      3.20    3.40     3.62    3.86    4.10     4.31    4.49     4.61
     70      3.23    3.45     3.70    4.00    4.32     4.63    4.92     5.14
     75      3.24    3.48     3.76    4.10    4.49     4.93    5.36     5.72
     80      3.25    3.49     3.79    4.17    4.62     5.16    5.75     6.30
     85      3.26    3.51     3.81    4.21    4.71     5.33    6.05     6.78
  --------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                        MERRILL LYNCH LIFE INSURANCE COMPANY

                                        By:  (Signature of Barry G. Skolnick)
                                             --------------------------------
                                             Secretary


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